UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 4, 2014


                          SYNERGY RESOURCES CORPORATION
                   -------------------------------------------
             (Exact name of Registrant as specified in its charter)


          Colorado                     001-35245               20-2835920
   --------------------           ------------------        -----------------
(State or other jurisdiction     (Commission File No.)     (IRS Employer
of incorporation)                                           Identification No.)

                                20203 Highway 60
                           Platteville, Colorado 80651
                   -----------------------------------------
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (970) 737-1073

                                       N/A
                    ----------------------------------------
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
   240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On June 4, 2014 our directors approved:

     o an employment agreement with Frank L. Jennings, our Chief Financial Officer;

     o an employment agreement with Craig Rasmuson, our Chief Operating Officer and;

     o    an employment agreement with Valerie Dunn, our Secretary.

     Mr. Jennings' employment agreement provides that we will pay him an annual salary of $250,000 and issue him 60,000 shares of our restricted common stock, which will vest in 20,000 share increments over three years beginning March 7, 2014.

     Mr. Jennings' employment agreement expires on May 31, 2016 and requires him to devote all of his time to our business.

     Mr. Rasmuson's employment agreement provides that we will pay him an annual salary of $250,000 and issue him 60,000 shares of our restricted common stock which will vest in 20,000 share increments over three years beginning February 1, 2015.

     Mr. Rasmuson's employment agreement expires on February 1, 2017 and requires him to devote all of his time to our business.

     Ms. Dunn's employment agreement provides that we will pay her an annual salary of $175,000 and issue her 30,000 shares of our restricted common stock which will vest in 10,000 share increments over three years beginning February 1, 2015.

     Ms. Dunn's employment agreement expires on February 1, 2017 and requires her to devote all of her time to our business.

     Generally, if Mr. Jennings, Mr. Rasmuson or Ms. Dunn resign within 90 days of a relocation (or demand for relocation) of his or her place of employment to a location more than 35 miles from his or her then current place of employment, the employment agreement will be terminated and the officer will be paid the salary provided by the employment agreement through the date of termination and the unvested portion of any stock options held by the officer will vest immediately.

     In the event there is a change in control, the employment agreements allows the officer to resign from his position and receive a lump-sum payment equal to 12 months' salary. In addition, the unvested portion of any stock options held by the officer will vest immediately. For purposes of the employment agreement, a change in the control means: (1) our merger with another entity if after such merger our shareholders do not own at least 50% of the voting capital stock of the surviving corporation; (2) the sale of substantially all of our assets; (3) the acquisition by any person of more than 50% of our common stock; or (4) a change in a majority of our directors which has not been approved by our incumbent directors.

     The employment agreements mentioned above will terminate upon the employee's death, or disability or may be terminated by us for cause. If the employment agreement is terminated for any of these reasons, the employee, or his legal representatives as the case may be, will be paid the salary provided by the employment agreement through the date of termination.

     For purposes of the employment agreements, "cause" is defined as:

          (i) the conviction of the employee of any crime or offense involving, or of fraud or moral turpitude, which significantly harms us;

          (ii) the refusal of the employee to follow the lawful directions of our board of directors;

          (iii)the employee's negligence which shows a reckless or willful disregard for reasonable business practices and significantly harms us; or

          (iv) a breach of the employment agreement by the employee.

Item 9.01     Financial Statements and Exhibits

      Exhibit Number    Description

      10.24             Employment Agreement with Frank Jennings
      10.25             Employment Agreement with Craig Rasmuson
      10.26             Employment Agreement with Valerie Dunn

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 10, 2014

                          SYNERGY RESOURCES CORPORATION



                                 By:/s/ Frank L. Jennings
                                    ------------------------------------
                                    Frank L. Jennings, Principal Financial and
                                    Accounting Officer